Exhibit 99.1

5151 San Felipe Street, Suite 2500 Houston, Texas 77056 NYSE: CPGX

NEWS RELEASE	June 22, 2016

CPG Stockholders Approve Acquisition by TransCanada

Houston, TX, June 22, 2016 – Columbia Pipeline Group, Inc. (NYSE: CPGX) (“CPG”) today announced that CPG’s stockholders approved the proposals identified in the definitive proxy statement, dated May 17, 2016, at a special meeting of stockholders held earlier today relating to the proposed acquisition of CPG by TransCanada Corporation (TSX: TRP) (NYSE: TRP) (“TransCanada”). Holders of 95.33 percent of CPG shares present and voting at the meeting voted in favor of the proposal to adopt the agreement and plan of merger with TransCanada, dated March 17, 2016, with 77.48 percent of CPG’s outstanding shares present and voting at the meeting.

As announced on March 17, 2016, CPG and TransCanada entered into a definitive merger agreement pursuant to which TransCanada will acquire CPG for $25.50 per share in cash. CPG’s stockholder approval is a condition to the closing of the merger. The completion of the transaction remains subject to certain other customary closing conditions, but CPG and TransCanada anticipate that the closing of the transaction will be effective on July 1, 2016.

About Columbia Pipeline Group, Inc.

Columbia Pipeline Group, Inc. operates approximately 15,000 miles of strategically located interstate pipeline, gathering and processing assets extending from New York to the Gulf of Mexico, including an extensive footprint in the Marcellus and Utica shale production areas. CPG also operates one of the nation’s largest underground natural gas storage systems. CPG is listed on the NYSE under the ticker symbol CPGX.

Forward-Looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995 concerning CPG and the proposed merger with TransCanada. Forward-looking statements are statements other than historical facts and that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will” and similar words. All such forward-looking statements speak only as of the date of this release. Although CPG believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved and such statements are subject to various risks and uncertainties. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecasted in such statements and readers are cautioned not to place undue reliance on such statements. CPG’s business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond CPG’s control. These factors include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement with TransCanada; the inability to complete the proposed merger due to the failure to satisfy the conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; risks related to disruption of management’s attention from CPG’s ongoing business operations due to the pending merger; the impact of the announcement of the proposed merger on relationships with third parties, including commercial counterparties, employees and competitors, and risks associated with the loss and ongoing replacement of key personnel; risks relating to unanticipated costs of integration in connection with the proposed merger, including operating costs, customer loss or business disruption being greater than expected; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, processors and transporters; the demand for natural gas storage and transportation services; our ability to successfully implement our business plan; our ability to complete internal growth projects on time and on budget; the price and availability of debt and equity financing; the availability and price of natural gas to the consumer compared with the price of alternative and competing fuels; competition from the same and alternative energy sources; energy efficiency and technology trends; operating hazards and other risks incidental to transporting, storing and gathering natural gas; natural disasters, weather-related delays, casualty losses, acts of war and terrorism and other matters beyond our control; interest rates; labor relations; large customer defaults; changes in the availability and cost of capital; changes in tax status; the effects of existing and future laws and governmental regulations; and the effects of future litigation, including litigation relating to the proposed merger with TransCanada. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in CPG’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2015, as amended, and CPG’s other filings with the SEC, which are available at http://www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. CPG expressly disclaims any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

FOR ADDITIONAL INFORMATION:

Bruce Connery	James Yardley
Vice President, Investor Relations	Director, Corporate Communications
(713) 386-3603	(713) 386-3366
blconnery@cpg.com	jyardley@cpg.com